Exhibit 10.1

Execution Version TENTH AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT This Tenth Amendment to the Fifth Amended and Restated Loan Agreement (this "Amendment"), dated as of January 17, 2025, is entered into by and among WHITEHORSE FINANCE CREDIT I, LLC (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the "Lender") and administrative agent (the "Administrative Agent"), CITIBANK, N.A., as collateral agent (the "Collateral Agent") and securities intermediary (the "Securities Intermediary"), WHITEHORSE FINANCE, INC. (the "Portfolio Manager") and VIRTUS GROUP LP, as collateral administrator (the "Collateral Administrator"). Reference is hereby made to the Fifth Amended and Restated Loan Agreement (as amended by the First Amendment dated as of July 15, 2021, as amended by the Second Amendment dated as of October 4, 2021, as amended by the Third Amendment dated as of January 4, 2022, as amended by the Fourth Amendment dated as of February 4, 2022, as amended by the Fifth Amendment dated as of March 30, 2022, as amended by the Sixth Amendment dated as of April 12, 2023, as amended by the Seventh Amendment dated as of June 28, 2024, as amended by the Eighth Amendment dated as of November 21, 2024, as amended by the Ninth Amendment dated as of December 19, 2024 and as further amended or modified from time to time, the "Loan Agreement"), dated as of April 28, 2021, among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Portfolio Manager and the Collateral Administrator. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan Agreement. WHEREAS, the parties hereto are parties to the Loan Agreement; WHEREAS, the parties hereto desire to amend the terms of the Loan Agreement in accordance with Section 10.05 thereof as provided for herein; and ACCORDINGLY, the Loan Agreement is hereby amended as follows: SECTION 1. AMENDMENT TO THE LOAN AGREEMENT The Loan Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes a conformed copy of the Loan Agreement. SECTION 2. MISCELLANEOUS. (A) The parties hereto hereby agree that, except as specifically amended herein, the Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan Agreement, or constitute a waiver of any provision of any other agreement. (B) The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment. (C) The effectiveness of this Amendment to the Agreement shall be subject to receipt by the Administrative Agent of (i) the fee payable in accordance with and in the amount set forth in the Tenth Amendment Effective Date Letter and (ii) an opinion of counsel for the Company and the Portfolio Manager with respect to the enforceability of this Amendment to the Agreement in form and substance reasonably satisfactory to the Administrative Agent. (D) The Portfolio Manager hereby certifies that (i) all of the Company’s representations and warranties set forth in Section 6.01 of the Loan Agreement are true and correct (subject to any materiality

2 qualifiers set forth therein) as of the date hereof and (ii) as of the date hereof, no Default, Event of Default or Market Value Cure Failure has occurred and is continuing. (E) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (F) This Amendment may be executed in any number of counterparts by email or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. (G) This Amendment shall be effective as of the date of this Amendment first written above.

Tenth Amendment to the Fifth Amended and Restated Loan Agreement ______________________________ ame: ____________________________ me: IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written. WHITEHORSE FINANCE CREDIT I, LLC By: Na Title: Authorized Signatory WHITEHORSE FINANCE, INC., as Portfolio Manager By /s/ Joyson Thomas Title:Authorized Signatory N Joyson C. Thomas /s/ Joyson Thomas Joyson C. Thomas

Tenth Amendment to the Fifth Amended and Restated Loan Agreement JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent By /s/ James Greenfield Name: James Greenfield Title: Managing Director The Financing Provider JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender By /s/ James Greenfield Name: James Greenfield Title: Managing Director

Tenth Amendment to the Fifth Amended and Restated Loan Agreement CITIBANK, N.A., as Collateral Agent By /s/ Jose Mayorga Name: Jose Mayorga Title: Senior Trust Officer CITIBANK, N.A., as Securities Intermediary By /s/ Jose Mayorga Name: Jose Mayorga Title: Senior Trust Officer VIRTUS GROUP LP, as Collateral Administrator By: Rocket Partners Holdings, LLC, its General Partner By Name: Title:

Tenth Amendment to the Fifth Amended and Restated Loan Agreement CITIBANK, N.A., as Collateral Agent By Name: Title: CITIBANK, N.A., as Securities Intermediary By Name: Title: VIRTUS GROUP LP, as Collateral Administrator By: Rocket Partners Holdings, LLC, its General Partner By /s/ Paul Plank Name: Title: Paul Plank Authorized Signatory

Exhibit A Changed Pages to Conformed Loan Agreement

Execution Version Conformed through the NinthTenth Amendment to the Fifth Amended and Restated Loan Agreement dated as of December 19, 2024January 17, 2025 FIFTH AMENDED AND RESTATED LOAN AGREEMENT dated as of April 28, 2021 among WHITEHORSE FINANCE CREDIT I, LLC The Financing Providers Party Hereto The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and WHITEHORSE FINANCE, INC., as Portfolio Manager

- ii - Schedule 5 Transaction Schedule Initial Portfolio Investments ARTICLE VII EVENTS OF DEFAULT ARTICLE VIII ACCOUNTS; COLLATERAL SECURITY SECTION 8.01. The Accounts; Agreement As to Control. 65 SECTION 8.02. Collateral Security; Pledge; Delivery. 67 ARTICLE IX THE AGENTS SECTION 9.01. Appointment of Administrative Agent and Collateral Agent 71 SECTION 9.02. Additional Provisions Relating to the Collateral Agent, Securities Intermediary and the Collateral Administrator. 74 ARTICLE X MISCELLANEOUS SECTION 10.01. Non-Petition; Limited Recourse; Limited Recourse 76 SECTION 10.02. Notices 77 SECTION 10.03. No Waiver 77 SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff. 77 SECTION 10.05. Amendments 79 SECTION 10.06. Successors; Assignments. 79 SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc. 81 SECTION 10.08. Interest Rate Limitation 81 SECTION 10.09. PATRIOT Act 82 SECTION 10.10. Counterparts 82 SECTION 10.11. Headings 82 SECTION 10.12. Acknowledgement and Consent to Bail-In of Affected Financial Institutions 82 Schedule 6 Moody's Industry Classifications Schedule 2 Schedule 7 Contents of Notice of Acquisition Form of Partial PIK Portfolio Investment Notifications Schedule 3 Exhibit Eligibility Criteria Schedules Schedule 4 Exhibit A Concentration Limitations Form of Request for Advance Schedule 1

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes. "Indemnitee" has the meaning set forth in Section 10.04(b). "Independent Broker-Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, Morgan Stanley, Nomura, Royal Bank of Scotland, UBS any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company. "Ineligible Investment" means, from time to time, any Portfolio Investment that fails, at such time, to satisfy the Eligibility Criteria; provided, that, with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided, further, that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date or Substitution Date, as applicable, will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved. "Initial Portfolio Investments" has the meaning set forth in the recitals. "Interest Payment Date" has the meaning set forth in Section 4.03(b). "Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company or the Permitted Subsidiary acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Accounts, a Permitted CAD Account, a Permitted EUR Account or a Permitted GBP Account (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account, the Unfunded Exposure Account, the CAD Unfunded Exposure Account, the EUR Unfunded Exposure Account, the GBP Unfunded Exposure Account or any proceeds therefrom. "Investment" means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person. "IRS" means the United States Internal Revenue Service. - 15 -

"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. "Lender" has the meaning set forth in Section 2.01. "Lender Participant" has the meaning set forth in Section 10.06(c). "Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law. "Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement or other similar credit agreement. "Loan Documents" means this Agreement, the Asset Pledge Agreement, the Equity Pledge Agreement, the Parent Sale Agreement, the Amendment Date Letter, the First Amendment Effective Date Letter, the Second Amendment Effective Date Letter, the Third Amendment Effective Date Letter, the Fourth Amendment Effective Date Letter and, the Fifth Amendment Effective Date Letter and the Tenth Amendment Effective Date Letter. "Losses" has the meaning set forth in Section 5.03(a). "Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board. "Market Value" means, on any date of determination, (i) with respect to any Senior Secured Loan or Second Lien Loan, the average indicative bid-side price determined by Markit Group Limited or LoanX, Inc. (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan or Second Lien Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par. So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that the Portfolio Manager provides the executable bid or valuation set forth below no later than 2:00 p.m. New York City time on the Business Day immediately following the related date of determination; provided, further, that with respect to each Portfolio Investment whose Market Value is not determined by the Administrative Agent using Markit Group Limited or LoanX, Inc., the Portfolio Manager may not initiate a dispute of the Market Value thereof until the earlier of (x) the date that is six (6) months following the Trade Date of such Portfolio Investment and (y) the next date on which the Company (or the Portfolio Manager on behalf of the Company) delivers financial statements to the Administrative Agent pursuant to Section 6.02(p). If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment (i) whose Market Value is not determined by the Administrative Agent using Markit Group Limited or LoanX, Inc., the Portfolio Manager may, with respect to up to three such Portfolio Investments constituting not more than 50% of the Collateral Principal Amount in each calendar quarter, - 16 -

(a) in respect of the first five (5) disputes initiated in each calendar quarter, the Portfolio Manager may independently engage a Nationally Recognized Valuation Provider and (b) in respect of any additional disputes, the Portfolio Manager and the Administrative Agent may jointly engage a Nationally Recognized Valuation Provider, in each case, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent; provided that if the CompanyPortfolio Manager and the Administrative Agent or the Portfolio Manager, as applicable, engages a Nationally Recognized Valuation Provider that provides a range of valuations, then the valuation for the purposes of this clause (i) shall be equal to the mean of the highest and lowest valuations of such range, and (ii) whose Market Value is determined by the Administrative Agent using Markit Group Limited or LoanX, Inc., the Portfolio Manager may, at the expense of the Company, obtain a written executable bid from an Independent Broker-Dealer for the lower of (x) the full principal amount of such Portfolio Investment and (y) an amount equal to at least U.S.$7,500,000 and submit evidence of such bid to the Administrative Agent; provided that the Administrative Agent has the ability to execute any such bid by selling any portion of such Portfolio Investment held by the Administrative Agent or its Affiliate for its own account directly to any such Independent Broker-Dealer (or indirectly through a broker or other intermediary reasonably acceptable to the Administrative Agent) at the time such bid is delivered to the Administrative Agent by the Portfolio Manager. The market value of any Portfolio Investment determined in accordance with the immediately preceding paragraph will be the Market Value for the applicable Portfolio Investment from and after (but not earlier than) the Business Day following delivery of notice of such executable bid or valuation to the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value). Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero, (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Broker-Dealer if, in the Administrative Agent's good faith judgment: (i) such Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the Independent Broker-Dealer and (D) no valuation provided by a Nationally Recognized Valuation Provider shall be effective unless it is in form and substance commercially reasonably acceptable to the Administrative Agent and takes into account factors commonly used by market participants in conducting valuation processes, including without limitation (i) industry and comparable company analysis, (ii) market yield assumptions, (iii) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment's obligor; (iv) historical material debt-financed acquisitions consummated by the Portfolio Investment's obligor (if relevant) and (v) other corporate actions taken by the Portfolio Investment's obligor (if relevant). The Administrative Agent shall notify the Company, the Portfolio Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio no later than the 5th day of each calendar month or upon the reasonable request of the Portfolio Manager. Any notification from the Administrative Agent to the Company that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred and is continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment. - 17 -

- 19 - Amendment Date Period Start Date One day prior to the Tenth Amendment Effective Date 234,500,000 Period End Date (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof. "Market Value Trigger" has the meaning set forth in the Transaction Schedule. "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company or the Portfolio Manager, taken as a whole, (b) the ability of the Company or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents. "Material Amendment" has the meaning set forth in Section 10.06(c). "Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company. "Maximum Rate" has the meaning set forth in Section 10.08. "Mezzanine Obligation" means a Portfolio Investment which is unsecured, subordinated debt of a company that represents a claim on such company's assets which is senior only to that of the equity securities of such company. "Minimum Equity Test" means a test that will be satisfied on any date of determination if the sum of the Net Asset Value minus the Net Advances as of such date exceeds the Market Value of the four (4) largest Portfolio Investments (after giving effect to any haircuts applied for the purposes of the Concentration Limitations) as of such date. "Minimum Funding Amount" means, with respect to the Financing Commitment, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount specified above plus 70% of the increase in the Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request: Tenth Amendment Effective Date Minimum Funding Amount (U.S.$ or % of the Financing Commitment) To and including the last day of the Reinvestment Period If an Optional Commitment Reduction Date has occurred, pursuant to the chart set forth below If an Optional Commitment

- 20 - Optional Commitment Reduction Date, if any The day three (3) months minus one day following the Optional Commitment Reduction Date, if any Following an Optional Commitment Reduction Date: 0% The day three (3) months following the Optional Commitment Reduction Date, if any Period Start Date The day six (6) months minus one day following the Optional Commitment Reduction Date, if any 25% Period End Date The day six (6) months following the Optional Commitment Reduction Date, if any Minimum Funding Amount (U.S.$ or % of the Financing Commitment) Thereafter 50% "MV Cure Account" has the meaning set forth in Section 8.01(a). "Nationally Recognized Valuation Provider" means (i) Houlihan Lokey Howard & Zukin, (ii) Lincoln International LLC (f/k/a Lincoln Partners LLC), (iii) Duff & Phelps Corp., (iv) Valuation Research Corporation, (v) FTI Consulting, Inc. and (vi) Murray Devine and (vii) Alvarez & Marsal; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that (A) the Administrative Agent may remove up to three providers from this definition by written notice to the Company and the Portfolio Manager and (B) upon any such removal, the Company may add an equivalent number of entities providing professional asset valuation services to this definition (with the consent of the Administrative Agent). "Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Accounts, the Permitted CAD Accounts, the Permitted EUR Accounts and the Permitted GBP Accounts (including cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been identified for use to settle outstanding Purchase Commitments which have traded but not settled). "Net Asset Value" means, (A) the sum of (I) the Market Value of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio that is not (x) an Ineligible Investment or (y) a Portfolio Investment which has traded but not settled (i) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, within three (3) Business Days (or such Reduction Date has not occurred, 234,500,000 longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof, multiplied by (II) the funded principal amount of such Portfolio Investment minus (B) the Unfunded Exposure Shortfall; provided that product of the Market Value and the Concentration Limitation Excess will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes. "New York Collateral" has the meaning set forth in Section 8.02(b). "Non-Call Period" means the period beginning on, and including, the Amendment Date and ending on, but excluding, November 22, 2022January 17, 2027. "Non-Call Termination Event" means, at any time, that (a)(i) the Company has properly delivered at least ten (10) Notices of Acquisition over the course of the prior twelve calendar month period relating to proposed Portfolio Investments having credit characteristics similar to the Initial Portfolio Investments, (ii) each Notice of Acquisition has satisfied the Eligibility Criteria and approval process set forth in this Agreement (other than any requirement to obtain the consent of the Administrative Agent) and (iii) the Administrative Agent has rejected at least five (5) of such requests or (b) the Lenders or the Administrative Agent demand compensation pursuant to Section 3.01(f). "Notice of Acquisition" has the meaning set forth in Section 1.02. "NYFRB" means the Federal Reserve Bank of New York. "Optional Commitment Reduction Date" has the meaning set forth in Section 4.07(a). "Original Effective Date" means December 23, 2015. "Original Agreement" has the meaning set forth in the recitals. "Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document). "Other Plan Law" means any federal, state, local or other law or regulation that could cause the underlying assets of the Company to be treated as assets of any governmental, church, non-U.S. or other benefit plan (other than a Plan). "Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. "Parent" has the meaning set forth in the recitals. "Partial PIK Portfolio Investment" means a Senior Secured Loan or a Second Lien Loan whose Underlying Instruments permit the "payment in kind" of interest, but require that interest at a rate - 21 -

at least equal to the sum of (a) the reference rate applicable to such Senior Secured Loan or Second Lien Loan plus (b) 2.5% is paid in cash on at least a semi-annual basis. "Participant Register" has the meaning specified in Section 10.06(d). "Participation Interest" means a participation interest in a Loan or a debt security. "PATRIOT Act" has the meaning set forth in Section 2.04(f). "Permitted CAD Account" means (i) the CAD Collection Account and/or (ii) the CAD Unfunded Exposure Account. "Permitted Currency" means USD, CAD, EUR and GBP. "Permitted Distribution" means, on any Business Day, distributions of (x) Interest Proceeds and (y) prior to November 22, 2022, Principal Proceeds (in each case, at the discretion of the Company) to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and Principal Proceeds and only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) all Portfolio Investments satisfied the Eligibility Criteria on the Trade Date or Substitution Date, as applicable, for their acquisition by the Company, (v) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, (vi) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied, (vii) not more than five Permitted Distributions are made in any single Calculation Period and (viii) the Minimum Equity Test is satisfied. "Permitted EUR Account" means (i) the EUR Collection Account and/or (ii) the EUR Unfunded Exposure Account. "Permitted GBP Account" means (i) the GBP Collection Account and/or (ii) the GBP Unfunded Exposure Account. "Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the Company and Liens permitted under the related underlying instrumentsUnderlying Instruments, (d) as to agented Portfolio Investments, Liens in favor of the agent on behalf of all the lenders of the related obligor, (e) Liens granted pursuant to or by the Loan Documents, and (f) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements. - 22 -

"Principal Proceeds" means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Accounts, the Permitted CAD Accounts, the Permitted EUR Accounts and the Permitted GBP Accounts (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account, the CAD Unfunded Exposure Account, the EUR Unfunded Exposure Account or the GBP Unfunded Exposure Account. "Priority of Payments" has the meaning set forth in Section 4.05. "Proceeding" has the meaning set forth in Section 10.07(b). "Purchase" means each acquisition of a Portfolio Investment hereunder (other than by Substitution), including, for the avoidance of doubt, by way of a contribution by the Parent to the Company pursuant to the Parent Sale Agreement and, in the case of the Permitted Subsidiary, origination of such Portfolio Investment, directly or indirectly. "Purchase Commitment" has the meaning set forth in Section 1.02. "Recurring Revenue Loan" means a Loan underwritten based on the definition of "annualized recurring revenue" (or an equivalent term) in the Underlying Instruments, or if no such definition exists in such Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Portfolio Manager, including, without limitation, software as a service subscription revenue, and designated as a Recurring Revenue Loan by the Administrative Agent in its sole discretion. "Reference Rate" means (i) with respect to Advances denominated in USD and related calculations, the applicable Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Adjusted Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA and (iv) with respect to Advances denominated in EUR and related calculations, EURIBOR. The Reference Rate shall be determined by the Administrative Agent (and notified in writing to the Collateral Administrator and the Portfolio Manager), and such determination shall be conclusive absent manifest error. "Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. Chicago time two (2) Business Days preceding the date of such setting, and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion. "Register" has the meaning set forth in Section 10.06(b). "Reinvestment Period" means the period beginning on, and including, the Amendment Date and ending on, but excluding, the earliest of (i) January 2217, 20252028, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) the date on which the investment period of the Parent terminates. "Related Party" has the meaning set forth in Section 9.01. "Relevant Governmental Body" means (i) with respect to a Benchmark Replacement in respect of Advances denominated in USD, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Advances denominated - 24 -

in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. "Required Financing Providers" means the Financing Providers with respect to 66 2/3% of the aggregate principal amount of the outstanding Advances. "Responsible Officer" means (a) with respect to the Collateral Agent, any officer of the Collateral Agent customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement and (b) with respect to the Collateral Administrator, any officer of the Collateral Administrator customarily performing functions with respect to collateral administration matters and, with respect to a particular matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement. "Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding. "Revolving Loan" means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines not backed by cash and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the underlying instrumentsUnderlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor; but any such loan will be a Revolving Loan only to the extent of undrawn commitments except as expressly set forth herein and only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero. "Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any comprehensive or territory-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic and the Crimea region of Ukraine). "Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty's Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country, or (c) any Person - 25 -

owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of Sanctions. "Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty's Treasury of the United Kingdom. "Second Amendment Effective Date" means October 4, 2021. "Second Amendment Effective Date Letter" means the letter agreement, dated as of the Second Amendment Effective Date, by and between the Company and the Administrative Agent. "Second Lien Loan" means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens for taxes or regulatory charges and any other liens permitted under the related underlying instrumentsUnderlying Instruments that are reasonable and customary for similar loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all loans of equal or higher seniority secured by the same collateral. "Secured Obligation" has the meaning set forth in Section 8.02(a). "Secured Party" has the meaning set forth in Section 8.02(a). "Senior Secured Loan" means any interest in a loan, including any assignment of or participation in or other interest in a loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreementUnderlying Instrument), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreementUnderlying Instrument that are reasonable for similar loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens for taxes or regulatory charges and any other liens permitted under the related underlying instrumentsUnderlying Instruments that are reasonable and customary for similar loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, debtor-in-possession loans and FLLO Loans shall constitute Senior Secured Loans. "Settlement Date" has the meaning set forth in Section 1.03. - 26 -

"Substitution" has the meaning set forth in Section 1.05. "Substitution Date" has the meaning set forth in Section 1.03. "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. "Tenth Amendment Effective Date" means January 17, 2025. "Tenth Amendment Effective Date Letter" means the letter agreement, dated as of the Tenth Amendment Effective Date, by and between the Company and the Administrative Agent. "Term CORRA" means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that Term CORRA is less than zero, such rate shall be deemed to be the zero for purposes of this Agreement. "Term CORRA Adjustment" means a percentage equal to 0.32138% (32.138 basis points). "Term CORRA Administrator" means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator. "Term CORRA Determination Date" means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period. "Term CORRA Reference Rate" the forward-looking term rate based on CORRA. "Term SOFR Rate" means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator. "Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. - 28 -

"Third Amendment Effective Date Letter" means the letter agreement, dated as of January 4, 2022, by and between the Company and the Administrative Agent. "Trade Date" has the meaning set forth in Section 1.03. "UCC" has the meaning set forth in Section 8.01(b). "Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero percent, the Unadjusted Benchmark Replacement will be deemed to be zero percent for the purposes of this Agreement. "Underlying Instruments" means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries. "Unfunded Exposure Account" has the meaning set forth in Section 8.01(a). "Unfunded Exposure Amount" means, on any date of determination, the sum (determined on a traded basis), with respect to each Delayed Funding Term Loan or Revolving Loan, of an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to USD at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable. "Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the Unfunded Exposure Amount minus (a) amounts on deposit in the Unfunded Exposure Account, the CAD Unfunded Exposure Account, the EUR Unfunded Exposure Account and the GBP Unfunded Exposure Account and (b) 2.5% of the Collateral Principal Amount. "USD" or "U.S. Dollars" means United States dollars. "U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code. "U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f). "Working Capital Revolver" means a revolving lending facility secured by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor's total assets. ARTICLE I THE PORTFOLIO INVESTMENTS SECTION 1.01. Purchases of Portfolio Investments. On the Original Effective Date, the Company acquired the Initial Portfolio Investments and has acquired additional Portfolio Investments in accordance with the Original Agreement from time to time thereafter. From time to time on and after the Fifth A&R Effective Date and during the Reinvestment Period, the Company may Purchase (or cause the Permitted Subsidiary to Purchase) additional Portfolio Investments, or request that Portfolio - 29 -

Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event (or, if earlier, the date of termination of the Financing Commitments pursuant to Article VII). A Financing Provider with a Financing Commitment to make Advances hereunder is referred to as a "Lender". SECTION 2.02. [reserved] SECTION 2.03. Financings; Use of Proceeds. (a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 both as of the related Trade Date and Settlement Date, the applicable Financing Providers will make the applicable Financing available to the Company on the related Settlement Date (or otherwise on the related specified borrowing date if no Portfolio Investment is being acquired on such date) as provided herein; provided that, if no Portfolio Investment is being acquired on such date, only the conditions set forth in clauses (3) and (4) of Section 1.03 shall require satisfaction or waiver. (b) Except as expressly provided herein, the failure of any Financing Provider to make any Advance required hereunder shall not relieve any other Financing Provider of its obligations hereunder. If any Financing Provider shall fail to provide any Financing to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Financing Provider to satisfy such Financing Provider's obligations hereunder until all such unsatisfied obligations are fully paid. (c) The Company shall use the proceeds of the Financings received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instrumentsUnderlying Instruments relating thereto, provided that, if the proceeds of a Financing are deposited in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Financing remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05. The proceeds of the Financings shall not be used for any other purpose. (d) With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test and the Minimum Equity Test are each satisfied. (e) [Reserved] (f) If two Business Days prior to the end of the Reinvestment Period, the Company has any outstanding unfunded obligations to make future advances under any Delayed Funding Term Loan or Revolving Loan, then the Portfolio Manager, on behalf of the Company, shall be deemed to have - 35 -

uninvested. Not later than the fifth Business Day following receipt, the Company shall cause the Permitted Subsidiary to distribute all Principal Proceeds received by it to the Company as a dividend or equivalent equity distribution and deposit such Principal Proceeds into the Collection Account. Principal Proceeds on deposit in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement with prior written notice to the Administrative Agent, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement with prior written notice to the Administrative Agent or (iii) to make Permitted Distributions in accordance with this Agreement with two (2) Business Days prior notice to the Administrative Agent. The Portfolio Manager shall notify the Administrative Agent and the Collateral Agent if the Portfolio Manager reasonably determines in good faith that any amounts in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, have been deposited in error or do not otherwise constitute Principal Proceeds, whereupon such amounts on deposit in the Collection Account, the CAD Collection Account, the EUR Collection Account or the GBP Collection Account, as applicable, may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) on the next succeeding Business Day and remitted to the Company. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent. SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee. (a) The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Accounts, any Permitted CAD Account, any Permitted EUR Account or any Permitted GBP Account shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments. (b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the second sentence of Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the fifth Business Day after the last day of each Calculation Period. (c) (i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or following the date of a Non-Call Termination Event, (B) in connection with a Market Value Cure or to cure a Default described in Article VII(n) or, (C) subject to the payment of the premium - 48 -

described in clause (ii) below, up to but not more than three times during any Calculation Period; provided that, the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funding Amount or (D) one time on the Optional Commitment Reduction Date in any amount up to the amount of the then-current aggregate Advances. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or, Section 4.03(c)(i)(C) or Section 4.03(c)(i)(D) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure or to cure a Default described in Article VII(n), each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,000,000. Prepayments shall be accompanied by accrued and unpaid interest. (ii) Each prepayment or commitment reduction pursuant to Section 4.03(c)(i)(C) and Section 4.07(a) that is made on or before the date which is 9six (6) months following the end of the Non-Call Period, whether in full or in part, shall be accompanied by a premium equal to 1% of the principal amount of such prepayment or commitment reduction; provided that no such premium shall be payable with respect to any prepayment (or portion thereof) that does not exceed the positive difference (if any) of (x) the then-current aggregate outstanding principal amount of the Advances over (y) the then-current Minimum Funding Amount (the "Excess Funded Amount"). (d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.750.55% per annum on the average daily unused amount of the Financing Commitment of such Lender during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (e) The Company agrees to pay to the Administrative Agent on the FifthTenth Amendment Effective Date, for the account of each Lender, a fee in accordance with the FifthTenth Amendment Effective Date Letter. (f) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Sections 2.03(f) and 8.01(h). Prepayments shall be accompanied by accrued and unpaid interest. SECTION 4.04. MV Cure Account (a) The Company shall cause all cash received by it in connection with an Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Financing Providers). All amounts contributed to the - 49 -

any Permitted EUR Account, any Permitted GBP Account or the Collection Account, as applicable, for the Permitted Currency in respect of which there is a Currency Shortfall in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Company shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company. (c) At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts held in any Permitted CAD Account, any Permitted EUR Account or any Permitted GBP Account for USD, or exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder. SECTION 4.07. Termination or Reduction of Financing Commitments. (a) After the Non-Call Period (or any other date if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or a Non-Call Termination Event has occurred), the Company shall be entitled at its option, subject to the payment of the premium described in Section 4.03(c)(ii), and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. In addition, the Company may reduce in part the portion of the Financing Commitments shall be automatically and irrevocably reduced by the amount ofthat exceeds the sum of the outstanding Advances one time on any Business Day prior to July 17, 2025 in an amount up to U.S.$235,000,000 (the "Optional Commitment Reduction Date") without any premium or penalty at any time (for the avoidance of doubt, there shall be no premium or penalty for any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Excess Funded Amount.following a Non-Call Termination Event); provided that, for the avoidance of doubt, the Financing Commitments may not be reduced to an amount less than the then-current aggregate Advances. (b) The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" or in connection with the cure of a Default described in Article VII(n) in an amount equal to the amount of such prepayment. (c) [Reserved]. (d) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated. (e) The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period. ARTICLE V THE PORTFOLIO MANAGER SECTION 5.01. Appointment and Duties of the Portfolio Manager. The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the - 52 -

the Company or the Permitted Subsidiary (other than Liens in favor of the Secured Parties pursuant to the Loan Documents, Permitted Liens and inchoate liens arising by operation of law); (p) (x) shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent's annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent's quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Financing Providers may reasonably request so long as such information is within the possession of the Company or may be obtained with neither undue burden nor expense; and (y) shall provide to the Administrative Agent (i) as soon as available and in any event within five (5) Business Days after the end of each fiscal quarter, commencing after the fiscal quarter ending March 31, 2025, the identity of each Portfolio Investment that is a Partial PIK Portfolio Investment and the portion of interest payable under such Partial PIK Portfolio Investment that is actually being "paid in kind" rather than in cash (with such update to be substantially in the form of Schedule 7 and which may be delivered via email) and (ii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent may reasonably request with respect to any Partial PIK Portfolio Investment; (q) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect, and shall cause the Permitted Subsidiary to take all such actions; (r) shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Company agrees to render to the Administrative - 61 -

(ff) shall not maintain any bank accounts or securities accounts other than the Accounts, the Permitted CAD Accounts, the Permitted EUR Accounts and the Permitted GBP Accounts and shall not permit the Permitted Subsidiary to maintain any bank accounts or securities accounts other than the Pledged Accounts; (gg) shall not act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Company, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions. The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions; (hh) shall not permit the Permitted Subsidiary to Purchase any Subsidiary Investment that is not held for the benefit of, or intended to be transferred to, the Company or the Parent; (ii) except as otherwise expressly permitted herein, shall not (and shall not permit the Permitted Subsidiary to) cancel or terminate any of the underlying instrumentsUnderlying Instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in its sole discretion; and (jj) shall give notice to the Administrative Agent promptly in writing upon (and in no event later than three (3) Business Days (or, in the case of clause (ii)(y) and (iv) below, one (1) Business Day) after) the Company or the Portfolio Manager has actual knowledge of the occurrence of any of the following: (i) any Adverse Proceeding; (ii) any (x) Default or (y) Event of Default; (iii) any adverse claim asserted against any of the Permitted Subsidiary, the Portfolio Investments, the Accounts, any Permitted CAD Account, any Permitted EUR Account, any Permitted GBP Account, the Pledged Accounts or any other Collateral; and (iv) any Portfolio Investment becomes an Ineligible Investment. SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any written notice or other written communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrumentUnderlying Instrument or rights thereunder (each, an "Amendment") with respect to any Portfolio Investment or any related underlying instrumentUnderlying Instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days') notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances. If an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Financing Providers) shall instruct (it being understood that if the terms of the related underlying instrumentUnderlying - 64 -

Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company's receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to underlying instrumentsUnderlying Instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment. ARTICLE VII EVENTS OF DEFAULT If any of the following events ("Events of Default") shall occur: (a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, in the case of amounts other than principal and interest, such failure continues for a period of one (1) Business Day (or, in the case of a default in payment resulting solely from an administrative error or omission by the Collateral Agent or from a Disruption Event, two (2) Business Days) following the earlier of (x) the Company becoming aware of such failure or (y) receipt of written notice by the Company of such failure; (b) any representation or warranty made or deemed made by or on behalf of the Company, the Portfolio Manager, the Permitted Subsidiary (collectively, the "Credit Risk Parties") or the Parent herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party or the Parent, as applicable, of written notice of such inaccuracy from the Administrative Agent and (ii) an officer of such Credit Risk Party or the Parent, as applicable, becoming aware of such inaccuracy (or, if such failure could not reasonably be expected to be cured within 30 days, such Credit Risk Party or the Parent, as applicable, commences and diligently pursues such cure and such failure is cured within 45 days); (c) (A) the Company (or to the extent it is obligated, the Permitted Subsidiary) shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (dd), (ee) or (jj) or (B) any Credit Risk Party or the Parent shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party or the Parent, as applicable, of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party or the Parent, as applicable, becoming aware of such failure (or, if such failure could not reasonably be - 65 -

Delayed Funding Term Loan or Revolving Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement) other than if the Company provides the Administrative Agent with written notice in reasonable detail stating that it has elected not to fund any applicable amount due to a good faith contractual dispute with respect to the related Portfolio Investment or a determination by the Company that an advance is not required under its underlying instrumentsUnderlying Instruments; provided that the failure of the Company to undertake any action set forth in this clause (m) is not remedied within two Business Days; or (n) the Net Advances exceed the product of (a) 72.5% and (b) Net Asset Value and the failure of the Company to maintain the required Net Asset Value set forth in this clause (n) is not remedied within one Business Day after the earlier of (x) receipt by the Company and the Portfolio Manager of written notice of such failure from the Administrative Agent or (y) the date the Company or the Portfolio Manager has actual knowledge of the occurrence of such excess; then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Financing Providers shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. ARTICLE VIII ACCOUNTS; COLLATERAL SECURITY SECTION 8.01. The Accounts; Agreement As to Control. (a) Establishment and Maintenance of Accounts. The Company hereby appoints Citibank, N.A. as Securities Intermediary and has directed and the Securities Intermediary hereby acknowledges that it has established (1) an account designated as the "Custodial Account", (2) an account designated as the "Collection Account", (3) an account designated as the "MV Cure Account", (4) an account designated as the "Expense Reserve Account", (5) an account designated as the "Unfunded Exposure Account", (6) the CAD Collection Account, (7) the CAD Unfunded Exposure Account, (8) the EUR Collection Account, (9) the EUR Unfunded Exposure Account, (10) the GBP Collection Account and (11) the GBP Unfunded Exposure Account (each such account set forth in clauses (1) through (11) above and any successor accounts established in connection with the resignation or removal of the Securities Intermediary, the "Accounts"), and the account numbers for the Accounts are set forth on the Transaction Schedule. Promptly upon establishment of each such Permitted EUR Account, the Securities Intermediary shall provide a written notice to each of the Company, the Portfolio Manager, the Collateral Agent, the Collateral Administrator and the Administrative Agent setting forth the account name and account number of such account (such notice, the "EUR Account Opening Notice"). Promptly upon - 67 -

- 2 - 5. Account Numbers 3. U.S.$375,000,000, as reduced from time to time in conjunction with the reduction of the Financing Commitments pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than 20% of the Financing Commitment may be utilized in Permitted Non-USD Currencies; provided that not more than 10% of the Financing Commitment may be utilized in GBP. Scheduled Termination Date: Custodial Account: November 22January 17, 20252030. 11548100 Applicable Margin for Advances in U.S. Dollars: With respect to interest based on the Term SOFR Rate, 2.502.25% per annum. With respect to interest based on the Base Rate, 2.352.25% per annum. Collection Account: 11548200 Expense Reserve Account: 11548300 Applicable Margin for Advances in CAD: With respect to interest based on Adjusted Term CORRA, 2.352.25% per annum. With respect to interest based on the Base Rate, 2.352.25% per annum. MV Cure Account: 11548400 Unfunded Exposure Account: 11548500 Applicable Margin for Advances in EUR: With respect to interest based on the EURIBOR, 2.352.25% per annum. With respect to interest based on the Base Rate, 2.352.25% per annum. CAD Collection Account: 12355183 CAD Unfunded Exposure Account: 4. 12355361 Applicable Margin for Advances in GBP: With respect to interest based on Daily Simple SONIA, 2.352.25% per annum. With respect to interest based on the Base Rate, 2.352.25% per annum. EUR Collection Account: Interest Rates To be set forth in the applicable Account Opening

- 2 - Maturi ty Asset Class Moody's Industry LTM EBITDA (in millions) Current Pay (Y/N) LTM Capital Expenditures (in millions) Jurisdiction Leverage Through Tranche (Net) Syndication Type Financial Covenants Ladies and Gentlemen: Reference is hereby made to the Fifth Amended and Restated Loan Agreement, dated as of April 28, 2021 (as amended from time to time, the "Agreement"), among WhiteHorse Finance Credit I, LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), WhiteHorse Finance, Inc., as portfolio manager (the "Portfolio Manager"), the financing providers party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement. Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company's intention to acquire] via [Purchase][Substitution] the following Portfolio Investment(s): Recurring Revenue Loan (Y/N) Lien Partial PIK Portfolio Investment (Y/N) Currency Tranche Size Identifier Price (LoanX) Spread/Coupon (if PIK, PIK component) Base Rate Requested Notional Amount Reference Rate Floor Obligor To the extent available, we have included herewith (1) the material underlying instruments (including the collateral and security documents) relating to each such Portfolio Investment, (2) audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, (3) quarterly statements for the previous most recently ended eight fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable "proof of existence" details (if requested by the Administrative Agent) and (6) the ratio of indebtedness to EBITDA as calculated by the Portfolio Manager. The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent. Very truly yours, WHITEHORSE FINANCE, INC., as Portfolio Manager By__________________________________ Name: Title:

SCHEDULE 3 Eligibility Criteria 1. Each Portfolio Investment is a Senior Secured Loan, Second Lien Loan, FLLO Loan or a debt security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than Initial Portfolio Investments), a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured obligation of an obligor) or a Letter of Credit. 2. Such Portfolio Investment does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan. 3. Such Portfolio Investment is (i) eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees, including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions, including (a) obtaining the consent of the obligor or any agent and (b) a prohibition on assignment to disqualified institutions and competitors of the related obligor or any direct or indirect equity owner of the obligor (in each case, in a manner consistent with market practice in the relevant market as notified by the Company to the Administrative Agent; provided that the delivery of the Underlying Instruments to the Administrative Agent will constitute adequate notice of any requirements to obtain consent of the obligor or any agent set forth therein)) on the pledging or transfer of such obligation, a consent from the applicable general partner, managing member, board of directors or any similar governing body of the obligor of the Portfolio Investment authorizing and consenting to the pledge or transfer of such obligation shall have been obtained. 4. Such Portfolio Investment is denominated and payable in USD, CAD, EUR or GBP. 5. Such Portfolio Investment is issued by a company organized in an Eligible Jurisdiction and, if such company is not organized in the United States, such company has submitted to jurisdiction in the United States in the related underlying instrumentUnderlying Instrument and the related underlying instrumentUnderlying Instrument is governed by the laws of a State of the United States. 6. Such Portfolio Investment provides for periodic payments of interest thereon in cash at least semi-annually (other than with respect to a Partial PIK Portfolio Investment). 7. (x) Such Portfolio Investment (i) is not subject to ana payment or bankruptcy or insolvency related event of default (as defined in the underlying instrumentsUnderlying Instruments for such Portfolio Investment) in accordance with its terms (including the terms of its underlying instrumentsUnderlying Instruments after giving effect to any grace and/or cure period set forth in the related loan agreementUnderlying Instruments, but not to exceed five (5) days) and (ii) has not been accelerated, cancelled, terminated, liquidated or otherwise subject to an exercise of creditor remedies by the lenders or agents (or noteholders or equivalent) thereunder as a result of any other event of default and (y) no Indebtedness of the obligor thereon ranking pari passu with or senior to such Portfolio Investment is in default with respect to the payment of principal or interest for which the lenders for such pari passu Indebtedness have elected to accelerate such Indebtedness, which such default would trigger a default under the related loan agreement ((i) is subject to a payment related event of default (as defined in the Underlying Instruments for such Portfolio Investment) after giving effect to any grace and/or cure period set forth in the related loan agreementUnderlying Instruments, but not to exceed five (5) days) (a "Defaulted Obligation").or (ii) has been accelerated, cancelled, terminated, liquidated or otherwise subject to an exercise of creditor remedies by the lenders or agents (or noteholders or equivalent) thereunder as a result of any other event of default. 8. On the Trade Date, the timely repayment of such Portfolio Investment is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment. 9. Such Portfolio Investment is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security. 10. Such Portfolio Investment will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended. 11. In the case of a Portfolio Investment that is a Senior Secured Loan, Second Lien Loan or FLLO Loan, (i) the Administrative Agent is an "Eligible Assignee" (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) if the Portfolio Manager and the administrative agent in respect of such Portfolio Investment are affiliates, within 30 days following the date of the Purchase of such Portfolio Investment by the Company (or, if the Fifth A&R Effective Date is later than the date of the Purchase of such Portfolio Investment, within 30 days following the Fifth A&R Effective Date), the Company shall have delivered to the Administrative Agent an assignment agreement duly executed by the administrative agent and/or obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee. 12. The Portfolio Investment has been, or substantially concurrently with the acquisition thereof will be, Delivered to the Collateral Agent. The following capitalized terms used in this Schedule 3 shall have the meanings set forth below: "Eligible Jurisdictions" means the United States and any State therein, Canada, the United Kingdom and any country within the European Economic Area. "Letter of Credit" means a facility whereby (i) a fronting bank ("LOC Agent Bank") issues or will issue a letter of credit ("LC") for or on behalf of a borrower pursuant to an underlying instrumentUnderlying Instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant. "Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities. - 2 -

of the EUR Account Opening Notice not more than 0.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated and payable in EUR. 8. Not more than 10% of the Collateral Principal Amount may consist of Portfolio Investments whose primary obligor is located in Canada. 9. Not more than 15% of the Collateral Principal Amount may consist of Partial PIK Portfolio Investments; provided that Partial PIK Portfolio Investments that provide for periodic payments of interest thereon in cash at least semi-annually with an applicable margin greater than or equal to 5.5% per annum shall be excluded from the limitations set forth in this clause 9. - 5 -

3. 1. Portfolio Investment 4. Paid PIK Interest in Quarter ended [Insert immediately prior Quarter] (Y/N) SCHEDULE 7 Form of Partial PIK Portfolio Investment Notifications 5. 2. Coupon Paid (Cash / PIK Interest)